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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-1 of our report dated April 6, 1999, on our audits of the financial statements of F5 Networks, Inc. for the period from inception (February 26, 1996) to September 30, 1996 and for each of the two years ended September 30, 1998. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data".


PricewaterhouseCoopers LLP
Seattle, Washington
April 6, 1999